Exhibit 4.1

GENPACT UK FINCO PLC and
GENPACT USA, INC.

as Issuers,

GENPACT LIMITED and
GENPACT LUXEMBOURG S.À R.L.,

as Guarantors,

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of November 18, 2025

Senior Debt Securities

i

SECTION 1003.	Money for Securities Payments to Be Held in Trust.	57
SECTION 1004.	Statement by Officers as to Default.	58
SECTION 1005.	Existence.	58
SECTION 1006.	Maintenance of Properties.	58
SECTION 1007.	Payment of Taxes and Other Claims.	59
SECTION 1008.	Limitation on Liens.	59
SECTION 1009.	Limitations on Sale and Lease-Back Transactions.	61
SECTION 1010.	Waiver of Certain Covenants.	61
SECTION 1011.	Payment of Additional Amounts.	61
SECTION 1012.	Agreed Tax Treatment.	64
SECTION 1013.	Calculation of Original Issue Discount.	65

ARTICLE ELEVEN REDEMPTION OF SECURITIES		65
SECTION 1101.	Applicability of Article.	65
SECTION 1102.	Election to Redeem; Notice to Trustee.	65
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed.	66
SECTION 1104.	Notice of Redemption.	66
SECTION 1105.	Deposit of Redemption Price.	67
SECTION 1106.	Securities Payable on Redemption Date.	68
SECTION 1107.	Securities Redeemed in Part.	68
SECTION 1108.	Redemption for Tax Reasons	68

ARTICLE TWELVE SINKING FUNDS		69
SECTION 1201.	Applicability of Article.	69
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities.	70
SECTION 1203.	Redemption of Securities for Sinking Fund.	70

ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE		70
SECTION 1301.	Companies’ Option to Effect Defeasance or Covenant Defeasance.	70
SECTION 1302.	Defeasance and Discharge.	71
SECTION 1303.	Covenant Defeasance.	71
SECTION 1304.	Conditions to Defeasance or Covenant Defeasance.	71
SECTION 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust, Miscellaneous Provisions.	73
SECTION 1306.	Reinstatement.	74

ARTICLE FOURTEEN CONVERSION AND EXCHANGE OF SECURITIES		74
SECTION 1401.	[Reserved].	74

ARTICLE FIFTEEN GUARANTEES		74
SECTION 1501.	Guarantee.	74
SECTION 1502.	Limitation on Guarantor Liability.	76
SECTION 1503.	Execution and Delivery.	77
SECTION 1504.	Subrogation.	78
SECTION 1505.	Benefits Acknowledged.	78
SECTION 1506.	Release of Guarantees.	78

TRUST INDENTURE ACT CROSS-REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608, 610
§311	(a)	613
	(b)	613
§312	(a)	701, 702
	(b)	702
	(c)	702
§313	(a)	703
	(b)	703
	(c)	703
	(d)	703
§314	(a)	704
	(a)(4)	101, 1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
§316	(a)	101
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	107

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of November 18, 2025, among Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales (the “UK Company”), Genpact USA, Inc., a Delaware corporation (the “U.S. Company” and, together with the UK Company, the “Companies” and each a “Company”), Genpact Limited, a Bermuda exempted company (“Parent”), Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149 (the “Luxembourg Company”), and Computershare Trust Company, National Association, not in its individual capacity, but solely as Trustee (the “Trustee”).

RECITALS OF THE COMPANIES

Each of the Companies has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of each Company in accordance with its terms, have been done.

RECITALS OF PARENT AND THE LUXEMBOURG COMPANY

Parent and the Luxembourg Company have duly authorized the execution and delivery of this Indenture to provide for the issuance of their respective Guarantees of the Securities as provided in this Indenture.

All things necessary to make the Guarantees of Parent and the Luxembourg Company and this Indenture a valid agreement of Parent and the Luxembourg Company in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof appertaining, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)          the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)          all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

(4)          unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1011.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any matter at any time relating to a global Security, the rules, policies and procedures of the Depositary applicable to such matter.

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors of Parent) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum (in the case of Original Issue Discount Securities, the imputed interest rate) borne by the Securities of each series outstanding pursuant to this Indenture, compounded semi-annually.  For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.  In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Agent” has the meaning specified in Section 119.

“Board of Directors” means the Board of Directors of the U.S. Company, the Board of Directors of the UK Company or the Board of Directors of Parent, as required by context, or any duly authorized committee empowered by that Board or the executive committee thereof to act with respect to this Indenture.

“Board of Managers” means the Board of Managers of the Luxembourg Company, or any duly authorized committee empowered by that Board or the executive committee thereof to act with respect to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or any other Officer to have been duly adopted by the Board of Directors or Board of Managers, as applicable, or any duly authorized committee empowered by that Board or the executive committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by applicable law, regulation or executive order to close or be closed, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture. Any days referenced within this Indenture that are not referred to as Business Days shall be calendar days.

“Change in Tax Law” has the meaning specified in Section 1108.

“Commission” means the Securities and Exchange Commission, from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Companies” means the Persons named as the “Companies” in the first paragraph of this instrument until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Companies” shall mean such successor Person or Persons.

“Company Request” or “Company Order” means a written request or order signed in the name of the Companies by an Officer of each of the Companies, and delivered to the Trustee.

“Consolidated Total Assets” means, as at any date, the total assets of Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles in the United States of America) that would be shown as total assets on a consolidated balance sheet of Parent and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Contact Person” has the meaning specified in Section 119.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, presently located at 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Corporate Trust Services - Genpact Administrator, or such other address as the Trustee may designate from time to time, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice).

“corporation” means a corporation, association, company, partnership, limited liability company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Funded Debt” means any debt for borrowed money that by its terms matures on, or that is extendable or renewable at the sole option of any obligor thereon to, a date that is more than one year from the date of creation.

“Global Security” means a Security that evidences all or part of the Securities of any series, is issued to the Depositary for such series in accordance with Section 303, and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Guarantee” with respect to Securities of any series which the Companies shall determine will be guaranteed by another Person, means the unconditional and unsubordinated guarantee by a Guarantor of the due and punctual payment of principal of and interest on a series of Securities when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise in accordance with the terms of the Securities of such series and this Indenture.

“Guarantor” shall mean Parent, the Luxembourg Company and any other Person providing a Guarantee of any series of Securities pursuant to Article Fifteen.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issue Date” means the date hereof.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Company” means the Person named as the “Luxembourg Company” in the first paragraph of this instrument.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repurchase at the option of the Holder or otherwise.

“mortgage” has the meaning specified in Section 1008.

 “Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by a Company, Parent or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of a Company, Parent or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to such Company, Parent or any Restricted Subsidiary or any assets of such Company, Parent or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer” means, with respect to the UK Company, the U.S. Company, the Luxembourg Company or any Guarantor (other than Parent), any member of its Board of Directors or any authorized signatory, and with respect to Parent, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person.

“Officer’s Certificate” means, with respect to a Company or any Guarantor, a certificate signed by an Officer of such Person, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, a Company or a Guarantor, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding,” when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(1)        Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)        Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than either of the Companies) in trust or set aside and segregated in trust by the Companies (if one of the Companies shall act as Paying Agent for the Companies) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)        Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4)        Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Companies;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by a Company or any other obligor upon the Securities or any Affiliate of the Companies or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not either of the Companies or any other obligor upon the Securities or any Affiliate of the Companies or of such other obligor.

“Parent” means the Person named as “Parent” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Person.

“Paying Agent” means any Person authorized by the Companies to pay the principal of, premium, if any, or interest, if any, on any Securities on behalf of the Companies, and shall initially be the Trustee.

“Payor” has the meaning specified in Section 1011.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of any kind.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means the real property, fixtures, machinery and equipment relating to any facility that is real property, except for any facility that (i) has a net book value, on the date on which the determination as to whether a property is a principal property is being made, of less than 1% of Consolidated Total Assets or (ii) in the opinion of the Board of Directors of Parent, is not of material importance to the business conducted by the Companies, Parent and the Restricted Subsidiaries, taken as a whole.

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 1011.

“Responsible Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of such Trustee or Paying Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of such Trustee or Paying Agent, as the case may be, who shall have direct responsibility for the administration of this Indenture or any other officer of such Trustee or Paying Agent, as the case may be, to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject matter.

“Restricted Subsidiary” means any Subsidiary that owns any Principal Property.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by a Company, Parent or any Restricted Subsidiary of any Principal Property that has been or is to be sold or transferred by such Company, Parent or such Restricted Subsidiary to such Person.

“Secured Debt” has the meaning specified in Section 1008.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest, if any, thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, if any, is due and payable.

“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by Parent or by one or more other Subsidiaries, or by Parent and one or more other Subsidiaries, and the accounts of which are consolidated with those of Parent in its most recent consolidated financial statements in accordance with generally accepted accounting principles.

“Tax Redemption Date” has the meaning specified in Section 1108.

“Taxes” has the meaning specified in Section 1011.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Computershare Trust Company, National Association until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“UK Company” means the Person named as the “UK Company” in the first paragraph of this instrument.

“U.S. Company” means the Person named as the “U.S. Company” in the first paragraph of this instrument.

“U.S. Government Obligation” has the meaning specified in Section 1304(1).

 “Vice President,” when used with respect to any Guarantor, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Companies to the Trustee to take any action under any provision of this Indenture, the Companies shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Companies, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

(1)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not there has been compliance with such covenant or condition; and

(4)          a statement as to whether, in the opinion of each such individual, there has been compliance with, such condition or covenant.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of either Company or Parent, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of either Company or Parent, as applicable, stating that the information with respect to such factual matters is in the possession of such Company or Parent, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of either of the Companies or Parent, as applicable) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Companies and Parent.  The Trustee shall promptly deliver to the Companies copies of all such instrument or instruments and records delivered to the Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Companies and Parent, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Companies in reliance thereon, whether or not notation of such action is made upon such Security.

The Companies may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, vote, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Companies may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Companies from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Companies, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Companies’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Companies in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, the Companies and the Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)          the Trustee by any Holder or by the Companies or the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or if sent by email in PDF format, to an email address provided by the Trustee, with a copy sent, provided that email confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services – Genpact Administrator.

(2)          the Companies or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent, first-class postage prepaid, to the Companies or the Guarantors at the address of the U.S. Company at 521 Fifth Avenue, 14th Floor, New York, NY 10175 or at any other address previously furnished in writing to the Trustee by the Companies or the Guarantors, as applicable, Attention:  Chief Financial Officer, with a copy to the Secretary.

(3)          The Trustee shall have the right, but shall not be required to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Companies elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling, except to the extent the Trustee’s conduct, action or omission constitutes bad faith, willful misconduct or gross negligence. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Companies agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent, first-class postage prepaid, or by email in PDF format to each Holder affected by such event, at its address or email address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail or email, neither the failure to mail or email such notice, nor any defect in any notice so mailed or emailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders and any notice which is sent in the manner herein provided shall be conclusively presumed to have been duly given.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail or email, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Companies and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

The Companies and each Guarantor irrevocably consent and agree, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against them with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for themselves in respect of their respective properties, assets and revenues.

EACH OF THE COMPANIES, EACH GUARANTOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES ISSUED HEREUNDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Stated Maturity.

SECTION 114. Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Companies or any Guarantor in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Companies or any Guarantor or of any successor corporation, either directly or through the Companies or any Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

SECTION 115. Indenture May be Executed in Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instruments. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture (and any document delivered in connection with this Indenture) shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 116. Obligation to Disclose Beneficial Ownership of Securities.

All securities shall be held and owned upon the express condition that, upon demand of any regulatory agency having jurisdiction over the Companies, and pursuant to law or regulation empowering such agency to assert such demand, any Holder shall disclose to such agency the identity of the beneficial owners of all Securities held by such Holder.

SECTION 117. Acceptance of Trust.

Computershare Trust Company, National Association, the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.

SECTION 118. U.S.A. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 119. Process Agent.

Each of the UK Company, Parent and the Luxembourg Company hereby appoints Genpact USA, Inc., 521 Fifth Avenue, 14th Floor, New York, NY 10175 as its authorized agent (the “Authorized Agent”), Attention: Heather White (the “Contact Person”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  Each of the UK Company, Parent and the Luxembourg Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the UK Company, Parent and the Luxembourg Company agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the UK Company, Parent and the Luxembourg Company. Without affecting the validity or enforceability of this appointment, each of the UK Company, Parent and the Luxembourg Company, at the request of the Authorized Agent, may from time to time change the identity of the Contact Person by notifying the Trustee in writing.

SECTION 120. Judgment Currency.

Each reference in this Indenture to U.S. Dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence.  To the fullest extent permitted by law, the obligation of the Companies or the Guarantors in respect of any amount due under this Indenture will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Companies or the Guarantors will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of the Companies or the Guarantors not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 121. Luxembourg Terms

In this Indenture, where it relates to the Luxembourg Company, a reference to:

a “winding-up”, “administration”, “liquidation”, “insolvency” or “dissolution” includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

a “receiver”, “administrative receiver”, “administrator, liquidator”, “compulsory manager” or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur; and

a “person being unable or admitting inability to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements).

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution of each of the Board of Directors and the Board of Managers or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.  If the form of Securities of any series is established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action shall be certified by an Officer of each Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

GENPACT UK FINCO PLC

GENPACT USA, INC.

No.	$

CUSIP No.

Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales (the “UK Company,” which term includes any successor Person under the Indenture hereinafter referred to), and Genpact USA, Inc., a Delaware corporation (the “U.S. Company,” which term includes any successor Person under the Indenture hereinafter referred to, and, together with the UK Company, the “Companies”), for value received, hereby promise to pay to , or registered assigns, the principal sum of    Dollars on [if the Security is to bear interest prior to Maturity, insert—, and to pay interest thereon from or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on    and    in each year, commencing , at the rate of     % per annum, until the principal hereof is paid or made available for payment [if applicable, insert—, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the or (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not fewer than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months.]

[If the Security is not to bear interest prior to Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment.  Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of    % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment.  Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made at the office or agency of the Companies maintained for that purpose in            , [if applicable, insert—which shall initially be the [principal corporate trust] office of the Trustee,] in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert—; provided, however, that at the option of the Companies payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Companies have caused this instrument to be duly executed.

GENPACT UK FINCO PLC

By:
Title:

Attest:

GENPACT USA, INC.

By:
Title:

Attest:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Companies (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [●] (the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Companies, Genpact Limited, a Bermuda exempted company (“Parent”), Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149 (the “Luxembourg Company”), and Computershare Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Companies, Parent, the Luxembourg Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof [if applicable, insert—, limited in aggregate principal amount to $            ].

[If applicable, insert—At any time and from time to time, the Companies shall have the right to redeem the Securities, in whole or in part, at their option, at a redemption price equal to the greater of:

(i)           100% of the principal amount of the Securities to be redeemed; and

(ii)          the sum of the present value of the remaining scheduled payments of principal and interest thereon in respect of the Securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the current Treasury Rate plus        basis points,

plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).]

[If applicable, insert—The Securities of this series are subject to redemption upon not fewer than [if applicable, insert—10] days’ notice, (1) on                        in any year commencing with the year             and ending with the year            through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert—on or after                        , 20            ], as a whole or in part, at the election of the Companies, at the following Redemption Prices (expressed as percentages of the principal amount):  If redeemed [if applicable, insert—on or before                        ,    %, and if redeemed] during the 12-month period beginning            of the years indicated, and thereafter at a Redemption Price equal to    % of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

Year	Redemption Price	Year	Redemption Price

[If applicable, insert—The Securities of this series are subject to redemption upon not less than [if applicable, insert—- 10] days’ notice, (1) on                        in any year commencing with the year            and ending with the year             through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert—on or after                        ], as a whole or in part, at the election of the Companies, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:  If redeemed during the 12-month period beginning                        of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to            % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—Notwithstanding the foregoing, the Companies may not, prior to                        , redeem any Securities of this series as contemplated by [if applicable, insert—Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Companies (calculated in accordance with generally accepted financial practice) of less than    % per annum.]

[If applicable, insert—The sinking fund for this series provides for the redemption on                        in each year beginning with the year            and ending with the year            of [if applicable, insert—not less than $            (“mandatory sinking fund”) and not more than] $            aggregate principal amount of Securities of this series.  Securities of this series acquired or redeemed by the Companies otherwise than through [if applicable, insert—mandatory] sinking fund payments may be credited against subsequent [if applicable, insert—mandatory] sinking fund payments otherwise required to be made [if applicable, insert—, in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert—The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to—insert formula for determining the amount.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Companies’ obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Companies, the Guarantors and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected, voting as a single class.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Companies and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security satisfactory to the Trustee against any cost, liability or expense (including reasonable attorneys’ fees and expenses) that may arise from the Trustee’s following such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Companies in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Companies and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Companies may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If at any time the Depositary for any permanent Global Securities of any series notifies the Companies that it is unwilling or unable to continue as Depositary for such permanent Global Securities or if at any time the Depositary for such permanent Global Securities shall no longer be eligible to so continue under applicable law, the Companies shall appoint a successor Depositary eligible under applicable law with respect to such permanent Global Securities.  If a successor Depositary eligible under applicable law for such Securities is not appointed by the Companies within 90 days after the Companies receive such notice or become aware of such ineligibility or if there has occurred and is continuing an Event of Default with respect to the Securities of any series, the Companies will execute, and the Trustee, upon receipt of the Company Order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver such definitive Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such permanent Global Securities, in exchange for such Global Securities.

Prior to due presentment of this Security for registration of transfer, the Companies, the Trustee and any agent of the Companies or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Companies, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

Computershare Trust Company, National Association, As Trustee

By:
Authorized Signatory

SECTION 206. [Reserved].

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution of each of the Board of Directors and the Board of Managers and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of the Companies, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following:

(1)          the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)          any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)          the price or prices at which the Securities of such series will be offered by the Companies (such price or prices to be expressed as percentage of the principal amount of the Securities of such series);

(4)          the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(5)          the date or dates on which the principal of any Securities of the series is payable;

(6)          the rate or rates at which any Securities of the series shall bear interest, if any, or the method of determining the rate or rates, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable or the method of determining such dates and the Regular Record Date for any such interest payable on any Interest Payment Date;

(7)          the rate or rates of interest, if any, payable on overdue installments of principal of, or any premium or interest on the Securities of such series, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)          the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(9)          the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Companies or otherwise and, if other than by a Board Resolution of each of the Companies’ Board of Directors, the manner in which any election by the Companies to redeem the Securities shall be evidenced;

(10)        the obligation, if any, of the Companies to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(11)        if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(12)        if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(13)        if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(14)        if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Companies or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(15)        if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(16)        if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17)        if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or 1303 or both such Sections and, if other than by a Board Resolution of each of the Companies’ Board of Directors, the manner in which any election by the Companies to defease such Securities shall be evidenced and any changes or additions to the provisions provided in Article Thirteen of this Indenture and related definitions and provisions dealing with defeasance, including the addition of additional covenants that may be subject to the Companies’ covenant defeasance option;

(18)        [reserved];

(19)        if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(20)        any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(21)        any Authenticating Agents, Paying Agents or Security Registrars;

(22)        whether the Securities shall be issued with Guarantees and, if so, to name one or more Guarantors, the terms and conditions, if any, of any Guarantee with respect to Securities of any series, to provide for the terms and conditions upon which Guarantees (other than Parent’s Guarantee) may be released or terminated, and any corresponding changes to the provisions of this Indenture as then in effect;

(23)        the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(24)        any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(25)        the application, if any, of Sections 1011 and 1108 to the Securities of that series; and

(26)        any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolutions referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series on the same terms and conditions (except for issuance date, issue price and, in some cases, the initial Interest Payment Date). Additional Securities of a series may only bear the same CUSIP number if they would be fungible for United States federal tax purposes with the existing Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of each of the Board of Directors and the Board of Managers, a copy of an appropriate record of such action shall be certified by an Officer of each of the Companies and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301.  In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed in accordance with the UK Company’s articles of association or resolutions of the Board of Directors on behalf of the UK Company, and in accordance with the U.S. Company’s Certificate of Incorporation or resolutions of the Board of Directors on behalf of the U.S. Company.  The signature of any Officer of the UK Company or the U.S. Company on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Companies shall bind the Companies, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Companies may deliver Securities of any series executed by the Companies to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order (which may provide that Securities that are the subject thereof will be authenticated and delivered by the Trustee from time to time upon the telephonic or written order of Persons designated in said Company Order and that such Persons are authorized to determine such terms and conditions of said Securities as are specified in the Company Order) shall authenticate and deliver such Securities.  If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, a copy of such Board Resolutions, the Officer’s Certificate setting forth the terms of the series and an Opinion of Counsel, with such Opinion of Counsel stating,

(1)          if the form of such Securities has been established by or pursuant to Board Resolutions of each of the Board of Directors and the Board of Managers as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)          if the terms of such Securities have been established by or pursuant to Board Resolutions of each of the Board of Directors and the Board of Managers as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)          that such Securities, when authenticated and delivered by the Trustee and issued by the Companies in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Companies enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, privileges, benefits, powers, protections, indemnities, limitations of liability, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Companies, and the Companies shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Companies may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Companies will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Companies in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Companies shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305. Registration; Registration of Transfer and Exchange.

The Companies shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Companies in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Companies shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.  The Companies may change any Security Registrar without notice to any Holder.  The Companies or any of their Subsidiaries may act as Security Registrar.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Companies in a Place of Payment for that series, the Companies shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Companies shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Companies, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every definitive Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, and each Security (either Global or definitive) shall be accompanied by a written instrument of transfer in form satisfactory to the Companies and the Security Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Companies may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, neither the Companies nor the Trustee shall be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such sending, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The transferor of any definitive Security shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. Neither the Trustee nor the Security Registrar shall have any responsibility or liability for any actions taken or not taken by the Depositary.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)          Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)          Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Companies that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)          Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)          Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Companies shall execute and, upon receipt of a Company Order, the Trustee, upon receipt from the Holder of an indemnity acceptable to the Trustee, shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Companies and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security and/or indemnity as may be required by each of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Companies or the Trustee that such Security has been acquired by a bona fide purchaser, the Companies shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Companies in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Companies may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Companies, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

In the case of Securities represented by a Global Security registered in the name of or held by a Depository or its nominee, unless otherwise specified by Section 301, payment of principal, premium, if any, and interest, if any, will be made to the Depository or its nominee, as the case may be, as the registered owner or Holder of such Global Security.  None of the Companies, the Trustee and the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Companies, at their election in each case, as provided in Clause (1) or (2) below:

(1)          The Companies may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Companies shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Companies shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not fewer than 10 days prior to the date of the proposed payment and not fewer than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Companies of such Special Record Date and, in the name and at the expense of the Companies, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not fewer than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)          The Companies may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Companies to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In connection with any final payment of principal or interest on a definitive Security, the Holder of such Security shall be required to surrender the physical Security to the Paying Agent prior to the final payment. In the event that the Security is not surrendered, the Paying Agent will escheat the funds in accordance with applicable law.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Companies, the Trustee and any agent of the Companies or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Companies, the Trustee nor any agent of the Companies or the Trustee shall be affected by notice to the contrary.

In the case of a Global Security, so long as the Depository for such Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture.  Except as provided in Section 305, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture. The Trustee and each agent of the Companies and the Trustee are hereby authorized to act in accordance with Applicable Procedures as to any Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Companies, the Trustee, or any agent of the Companies or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depository or (b) impair, as between a Depository and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security.

None of the Companies, the Trustee, any Paying Agent and Authenticating Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Companies may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which either of the Companies may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Companies have not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange or any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be (i) disposed of by the Trustee in accordance with its standard procedures and, upon the Companies’ written request, a certificate of disposition of the Securities and coupons shall be provided to the Companies by the Trustee or (ii) returned to the Companies upon its request.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30‑day months.

SECTION 311. CUSIP Numbers.

The Companies in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Companies will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Companies, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)          either

(A)       all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Companies and thereafter repaid to the Companies or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)       all such Securities not theretofore delivered to the Trustee for cancellation

(i)          have become due and payable, or

(ii)         will become due and payable at their Stated Maturity within one year, or

(iii)        if redeemable at the option of the Companies, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Companies, and the Companies, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose lawful money of the United States or U.S.  Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide lawful money not later than the due dates of principal (and any premium) or interest, or any combination thereof in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)          the Companies have paid or caused to be paid all other sums payable hereunder by the Companies; and

(3)          the Companies have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that there has been compliance with all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Companies to the Trustee under Section 607, the obligations of the Companies to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Companies acting as Paying Agent for the Companies) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

SECTION 403. Repayment to the Companies.

Upon termination of the trust established pursuant to Section 401 hereof, the Trustee and Paying Agent shall promptly pay to the Companies any excess money or U.S. Government Obligations.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except to the extent such event is specifically deleted or modified as contemplated by Section 301 for the Securities of that series):

(1)          default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)          default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3)          default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 30 days; or

(4)          with respect to a series of Securities, default in the performance, or breach, of any covenant or warranty of the Companies or the Guarantors in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series or which has been included in this Indenture but not made applicable to the Securities of such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Companies by the Trustee or to the Companies and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)          the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of either of the Companies, Parent or the Luxembourg Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging either of the Companies, Parent or the Luxembourg Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either of the Companies, Parent or the Luxembourg Company, under any such law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Companies, Parent or the Luxembourg Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)          the commencement by either of the Companies, Parent or the Luxembourg Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of either of the Companies, Parent or the Luxembourg Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any such law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Companies, Parent or the Luxembourg Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by either of the Companies, Parent or the Luxembourg Company in furtherance of any such action; or

(7)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of either of the Companies, Parent or the Luxembourg Company (or the payment of which is guaranteed by either of the Companies, Parent or the Luxembourg Company), whether such indebtedness or guarantee now exists or is created after the date of this Indenture, if that default (i) is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness or (ii) results in the acceleration of such indebtedness prior to its scheduled maturity, and in each case, the aggregate principal amount of any such indebtedness under which there has been a default under clause (i) or (ii) is equal to or greater than $250,000,000; provided, however, that if the default under the mortgage, indenture or instrument is cured by such Company, Parent or the Luxembourg Company, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default under this clause (7) caused by such default will be deemed likewise to be cured or waived; or

(8)          Parent’s Guarantee or the Luxembourg Company’s Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms thereof), or Parent or the Luxembourg Company, or any person acting on their respective behalf, shall deny or disaffirm in writing its respective Guarantee; or

(9)          any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Companies (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Companies and the Trustee, may rescind and annul such declaration and its consequences if

(1)          the Companies have paid or deposited with the Trustee a sum sufficient to pay

(A)       all overdue interest on all Securities of that series,

(B)       the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)       to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)       all sums paid or advanced by the Trustee hereunder and all amounts otherwise owed to the Trustee under Section 607; and

(2)          all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Companies covenant that if

(1)          default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)          default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Companies will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Companies or Parent (or any other obligor upon the Securities), their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money received or collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:               To the payment of all amounts due the Trustee (in each of its capacities, including its agents and counsel) hereunder, including Section 607;

SECOND:          To the payment of the amounts then due and unpaid for principal of and any premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, if any, and interest, respectively; and

THIRD:              The balance, if any, to the Companies or any other Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)          such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)          the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)          such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the costs, liabilities and expenses (including reasonable attorneys' fees and expenses) to be incurred in compliance with such request;

(4)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)          no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), to convert such Securities in accordance with Article Fourteen and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Companies, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)   such direction shall not be in conflict with any rule of law or with this Indenture, and such directed action or inaction is not unjustly prejudicial to Holders of Securities of that series, or any other series, not taking part in such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or inactions are unduly prejudicial to such Holders), and

(2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)          in the payment of the principal of or any premium or interest on any Security of such series, or

(2)          in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, including legal fees and expenses, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Companies or in any suit for the enforcement of the right to convert any Security in accordance with Article Fourteen or in any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders for the enforcement of the payment of the principal of, or any premium or interest on, any Security on or after the due date for such payment.

SECTION 515. Waiver of Usury, Stay or Extension Laws.

The Companies covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Companies (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to Section 603.

SECTION 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default actually known to it as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)          any request or direction of the Companies mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors or the Board of Managers shall be sufficiently evidenced by a Board Resolution of each of the Board of Directors or the Board of Managers;

(3)          the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(4)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including reasonable attorneys’ fees and expenses) which might be incurred by it in compliance with such request or direction;

(5)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may, at the expense of the Companies, examine the books, records and premises of the Companies;

(6)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(7)          the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(8)          the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has obtained actual knowledge thereof or unless written notice of any event which is in fact such a default is actually received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(9)          the permissive rights, discretion or privilege of the Trustee to do the things enumerated in this Indenture shall not be construed as a duty or obligation unless so specified herein.  The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct;

(10)        whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter may be deemed to be conclusively proved and established by an Officer’s Certificate, and such Officer’s Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of the Indenture in reliance upon such Officer’s Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may request such additional evidence as it may deem reasonable;

(11)        in no event shall the Trustee or its directors, affiliates, officers, agents and employees be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12)        the rights, privileges, protections, immunities, limitations of liability and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(13)        in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any present or future law or regulation or act of any governmental authority, strikes, labor disputes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, acts of God, natural disasters, civil unrest, disease, epidemic or pandemic, quarantine, national emergency, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, malware or ransomware attack, unavailability of the Federal Reserve Bank wire or telex system or other wire or other applicable wire or funds transfer system or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with the Trustee’s business interruption policies and procedures to resume performance as soon as practicable under the circumstances;

(14)        the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(15)
the Companies and their agents shall be responsible for making all calculations called for under this Indenture and the Securities.  These calculations include, but are not limited to, the redemption price, original issue discount and the accrued interest payable on the Notes.  The Companies shall make all of these calculations in good faith and, absent manifest error, the Companies’ calculations shall be final and binding on the Holders.  The Companies shall provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of the Companies’ calculation without independent verification or recalculation.  The Trustee will forward the Companies’ calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Companies.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Companies, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities, and each Holder acknowledges for itself that it has made its own decision to purchase Securities and has not relied on any determination made by the Trustee.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Companies of Securities or the proceeds thereof, and under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

SECTION 605. May Hold Securities and Act as Trustee Under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Companies, in their individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Companies with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Companies are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Companies.

SECTION 607. Compensation and Reimbursement.

The Companies agree:

(1)          to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Companies and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)          to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)          to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or willful misconduct on its part, as finally determined by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State Bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the registration or removal of the Trustee and/or the termination of this Indenture.

SECTION 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or if the Trustee is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Companies.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Companies, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Companies.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Companies, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)          the Trustee shall fail to comply with Section 608 after written request therefor by the Companies or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)          the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Companies or by any such Holder, or

(3)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Companies, by a Board Resolution of each of the Companies’ Board of Directors, may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Companies, by a Board Resolution of each of the Companies’ Board of Directors, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Companies and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Companies.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Companies or the Holders and accepted appointment in the manner required by Section 611, the retiring Trustee may petition, or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Companies shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Companies and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Companies or the successor Trustee, such retiring Trustee shall, upon payment of its fees, costs, expenses (including reasonable attorneys’ fees and expenses) and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Companies, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Companies or any successor Trustee, such retiring Trustee shall, upon payment in full of all of its fees, costs, expenses (including reasonable attorneys’ fees and expenses) and all other amounts payable to it hereunder, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon the reasonable written request of any such successor Trustee, the Companies shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business or assets of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Companies.

If and when the Trustee shall be or become a creditor of the Companies (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Companies (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Companies and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or if the Authenticating Agent is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Companies.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Companies.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Companies and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Companies agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Computershare Trust Company, National Association, As Trustee

By:
As Authenticating Agent

By:
As Authenticating Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND PARENT

SECTION 701. Companies to Furnish Trustee Names and Addresses of Holders.

The Companies will furnish or cause to be furnished to the Trustee

(1)          semi-annually, not later than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, as the case may be, and

(2)          at such other times as the Trustee may request in writing, within 30 days after the receipt by the Companies of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that no such list need be furnished by the Companies to the Trustee so long as the Trustee is acting as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701, if any, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Companies and the Trustee that neither the Companies nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

The Trustee shall, within sixty days after each May 1 following the date of this Indenture deliver to Holders a brief report, dated as of such May 1, which complies with the provisions of such Section 313(a) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Companies.  The Companies will promptly notify the Trustee when any Securities are listed on any stock exchange or of any delisting thereof.

SECTION 704. Reports by Parent.

Parent shall provide to the Trustee, file with the Commission and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports that Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be provided to the Trustee within 15 days after the same is so filed with the Commission.  Information, documents and reports filed by Parent with the Commission via EDGAR (or any successor electronic delivery procedure) shall be deemed to be provided to the Trustee as of the time such information, documents or reports are filed via EDGAR (or any successor electronic delivery procedure).

The Trustee shall have no obligation whatsoever to monitor or determine whether such filings have been made.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or  notice of any information contained therein or determinable from information contained therein, including the Companies’ or Parent’s compliance with any of its covenants pursuant to Article Ten herein (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Companies, Parent and the Luxembourg Company May Consolidate, Etc., Only on Certain Terms.

None of the Companies, Parent or the Luxembourg Company shall consolidate with or merge into any other Person (in a transaction in which a Company, Parent or the Luxembourg Company, as applicable, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)          in case a Company, Parent or the Luxembourg Company shall consolidate with or merge into another Person (in a transaction in which such Company, Parent or the Luxembourg Company, as applicable, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Company, Parent or the Luxembourg Company, as applicable, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Company, Parent or the Luxembourg Company, as applicable, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, England and Wales or Bermuda or any country which is, on the date hereof, a member state of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of such Company, Parent or the Luxembourg Company, as applicable, to be performed or observed by it in accordance with this Indenture, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than such Company, Parent or the Luxembourg Company, as applicable) formed by such consolidation or into which such Company, Parent or the Luxembourg Company shall have been merged or by the Person which shall have acquired such Company’s, Parent’s or the Luxembourg Company’s assets;

(2)          immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)          the Companies have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of the either of the Companies, Parent or the Luxembourg Company with, or merger of either of the Companies, Parent or the Luxembourg Company into, any other Person or any conveyance, transfer or lease of the properties and assets of either of the Companies, Parent or the Luxembourg Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which either of the Companies, Parent or the Luxembourg Company, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Company, Parent or the Luxembourg Company, as applicable, under this Indenture with the same effect as if such successor Person had been named as  the applicable Company, Parent or the Luxembourg Company, as applicable herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Companies and the Guarantors, when authorized by a Board Resolution of each of the Board of Directors and the Board of Managers, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)          to evidence the succession of another Person to a Company or any Guarantor, or successive successions, and the assumption by any such successor of the covenants of a Company or any Guarantor herein and in the Securities or Guarantees; or

(2)          to add to the covenants of the Companies or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Companies or any Guarantor; or

(3)          to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of fewer than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)          to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5)          to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6)          to secure the Securities; or

(7)          to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9)          [reserved];

(10)        to add Guarantees with respect to the Securities of such series, and to name one or more Guarantors, the terms and conditions of any Guarantee with respect to the Securities of such series, to provide for the terms and conditions upon which such Guarantees may be released or terminated, or to confirm and evidence the release, termination or discharge of any such Guarantee when such release, termination or discharge is permitted under this Indenture; or

(11)        to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to conform any provision herein with respect to any series of Securities or the terms of such series of Securities to any provision of the  “Description of Notes” in any offering memorandum or prospectus relating to the issuance of such series, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (11) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(12)        to modify this Indenture, if necessary with respect to a series of Securities, in order to qualify it with respect to such series of Securities under the Trust Indenture Act; or

(13)        to make such provisions as may be necessary to issue any Securities in exchange for existing Securities pursuant to a registration rights agreement or similar agreement;

(14)        to comply with the rules of any applicable depositary (including the Depositary).

SECTION 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders voting as a single class, delivered to the Companies and the Trustee, the Companies and the Guarantors, when authorized by a Board Resolution of each of the Board of Directors and the Board of Managers, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)          change the Stated Maturity of the principal of, or timing of any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2)          reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture, or reduce the percentage in principal amount of the Outstanding Securities of a series the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3)          modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1010, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8).

(4)          [reserved].

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 601 and 603) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that the supplemental indenture is the valid and binding obligation of the Companies, enforceable against them in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Companies shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Companies, to any such supplemental indenture may be prepared and executed by the Companies and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

Each Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Companies will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion and where notices and demands to or upon the Companies in respect of the Securities of that series and this Indenture may be served.  The Companies will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Companies shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Companies hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Companies may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Companies of their obligations to maintain an office or agency in each Place of Payment for Securities of any series for such purposes.  The Companies will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If either of the Companies shall at any time act as Paying Agent for the Companies with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Companies shall have one or more Paying Agents for any series of Securities, they will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or any premium or interest, and (unless such Paying Agent is the Trustee) the Companies will promptly notify the Trustee of its action or failure so to act.

The Companies will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Companies (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Companies may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Companies or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Companies or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Companies, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal (and premium, if any) or interest has become due and payable shall, subject to applicable escheatment laws, be paid to the Companies on Company Request, or (if then held by the Companies) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Companies for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Companies as trustee thereof, shall thereupon cease.

SECTION 1004. Statement by Officers as to Default.

The Companies will deliver to the Trustee, within 120 days after the end of each fiscal year of Parent ending after the date hereof, an Officer’s Certificate, stating whether or not, to the best knowledge of the signers thereof, a Company or Parent is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if a Company or Parent shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. Existence.

Subject to Article Eight, the Companies and Parent will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect their respective corporate existences.

SECTION 1006. Maintenance of Properties.

The Companies and Parent will cause all properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, and to the extent, in the judgment of the Companies and Parent, may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Companies or Parent from discontinuing the operation or maintenance of any of such properties, or disposing of them, if such discontinuance or disposal is, in the judgment of the Companies or the Parent, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 1007. Payment of Taxes and Other Claims.

The Companies and Parent will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Companies and Parent or upon the income, profits or property of the Companies and Parent, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Companies and Parent; provided, however, that the Companies and Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole.

SECTION 1008. Limitation on Liens.

The Companies and Parent will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt (as defined below) without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a mortgage with respect to any such indebtedness, that the Securities (together with, if the Companies shall so determine, any other indebtedness of or guarantee by either of the Companies, Parent or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the applicable Company, prior to) such Secured Debt.  The foregoing restriction with respect to Secured Debt, however, will not apply to:

(1)          mortgages on property existing at the time of acquisition thereof by a Company, Parent or any Subsidiary, whether or not assumed, provided that such mortgages were not incurred in anticipation of such acquisition;

(2)          mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages were not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by a Company, Parent or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

(3)          mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by a Company, Parent or a Restricted Subsidiary (including leases) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements;

(4)          mortgages to secure indebtedness owing to a Company, Parent or a Restricted Subsidiary;

(5)          mortgages existing at the date of this Indenture;

(6)          mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with a Company, Parent or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to a Company, Parent or a Restricted Subsidiary, provided that such mortgages were not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(7)          mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by a Company, Parent or any Restricted Subsidiary in good faith by appropriate proceedings and a Company, Parent or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(8)          mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and

(9)          extensions, renewals, refinancings or replacements of any mortgage referred to in the foregoing clauses (1), (2), (3), (4), (5), (6), (7) or (8); provided, however, that any such mortgages shall not extend to or cover any property of a Company, Parent or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; provided, further, that any refinancing or replacement of any mortgages permitted by the foregoing clause (7) or (8) shall be of the type referred to in such clause (7) or (8), as the case may be.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Companies, Parent and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the Securities; provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under any of clauses (1) through (9) above), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph of Section 1009, does not exceed the greater of $530,000,000 and 10% of Consolidated Total Assets as most recently determined on or prior to such date.

For purposes of this Section 1008:

(i)          “Secured Debt” means any Funded Debt that is secured by a mortgage upon any Principal Property of a Company, Parent or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired); and

(ii)          “mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

SECTION 1009. Limitations on Sale and Lease-Back Transactions.

The Companies and Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between the Companies, Parent and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the Companies, Parent or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Securities pursuant to Section 1008; or (2) the Companies or Parent shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the Companies, Parent or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Companies, Parent and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) above; provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by clauses (1) through (9) under Section 1008, does not exceed the greater of $530,000,000 and 10% of Consolidated Total Assets as most recently determined on or prior to such date.

SECTION 1010. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, or in a supplemental indenture, the Companies or Parent may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(19), 901(2), 901(7), 1006, 1007, 1008 or 1009 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Companies and Parent and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1011. Payment of Additional Amounts.

If specified pursuant to Section 301, the provisions of this Section 1011 shall be applicable to Securities of any series.

All payments made by or on behalf of the Companies or by the Guarantors under or with respect to any Guarantee (each of the Companies or Guarantors and, in each case, any successor thereof, making such payment, the “Payor”) in respect of the Securities, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)	the United Kingdom, or any political subdivision or governmental authority thereof or therein having the power to tax;

(2)
any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the Paying Agent); or

(3)
any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the Paying Agent with respect to any Security or Guarantee, as applicable, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such Security or Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)
any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Security or the receipt of any payment or the exercise or enforcement of rights under such Security or Guarantee or this Indenture;

(2)
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security to comply with a reasonable written request of the Payor addressed to the Holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the Holder or beneficial owner is legally entitled to do so;

(3)
any Taxes, to the extent such Taxes are imposed as a result of the presentation of the Security for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period);

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the Securities or any Guarantee;

(5)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(6)	any Taxes to the extent such Taxes are withheld by application of the Luxembourg law of December 23, 2005, as amended;

(7)
any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(8)	any combination of the items (1) through (7) above.

In addition, no Additional Amounts shall be paid with respect to a Holder who is a fiduciary or a partnership or any Person other than the beneficial owner of the Securities, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Securities directly.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the Holders upon reasonable request and will be made available at the designated corporate trust office of the Paying Agent.

If a Payor is obligated to pay Additional Amounts with respect to any payment made on any Security, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable thereafter). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in this Indenture, any applicable supplemental indenture or the Securities there is mentioned, in any context:

(1)	the payment of principal;

(2)	interest; or

(3)	any other amount payable on or with respect to any of the Securities,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and indemnify each Holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto) or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to any of the Securities, any Guarantee, this Indenture, or any other document referred to herein or therein (other than in each case, in connection with a transfer of the Securities after the initial resale by the underwriters pursuant to the initial offering of such Securities), except for any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the aforementioned documents by a Holder with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the aforementioned documents in Luxembourg when such registration is not required to enforce the rights of that Holder under the aforementioned documents.

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the Securities is made by or on behalf of such Person, or any political subdivision or taxing authority or agency thereof or therein.

SECTION 1012. Agreed Tax Treatment.

Although the Securities will be co-issued by the U.S. Company and the UK Company and, therefore, each Company is liable for repayment of the Securities in their entirety, each Company intends to repay the interest and principal associated with the portion it will borrow. Subject to the following paragraph, each Company intends to treat any interest paid by the U.S. Company as U.S.-source income for U.S. federal income tax purposes and any interest paid by the UK Company as foreign-source income for U.S. federal income tax purposes. A holder of the Securities may obtain information regarding the portion of any interest paid by the U.S. Company and the portion of any interest paid by the UK Company by submitting a written request via email to investor.relations@genpact.com with the subject line “Source of Interest.”

Notwithstanding the foregoing, the clearing systems require the Companies to designate only one issuer for U.S. federal withholding tax purposes, and the Companies intend to designate the U.S. Company as the issuer of the Securities for this purpose.

SECTION 1013. Calculation of Original Issue Discount.

The Companies shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Companies to redeem any Securities shall be evidenced by a Board Resolution of each of the Companies’ Board of Directors or in another manner specified as contemplated by Section 301 for such Securities.  In case of any redemption at the election of the Companies of the Securities of any series (including any such redemption affecting only a single Security), the Companies shall, at least 5 days (or 10 days if fewer than all the Securities of any series are to be redeemed) prior to the Redemption Date fixed by the Companies (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Companies shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If fewer than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), not more than 45 days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the Outstanding Securities of such series not previously called shall be selected in accordance with the procedures of The Depository Trust Company or by lot or by such method as the Trustee deems fair and appropriate, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.  If fewer than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), at the option of the Companies, to be the portion selected for redemption.  Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Companies in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the three preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106 not fewer than 10 nor more than 30 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

Failure to give notice in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice of any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is sent to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP number(s)) and shall state:

(1)          the Redemption Date,

(2)          the Redemption Price (including accrued interest, if any),

(3)          if fewer than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if fewer than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)          that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)          the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(6)          the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP, ISIN or other similar numbers, in which case none of the Companies, the Trustee or any agent of the Companies or the Trustee shall have any liability in respect of the use of any CUSIP, ISIN or other similar number or numbers on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers,

(7)          in case any Securities are to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed, and

(8)          that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Companies shall be given by the Companies or, at the Companies’ request, by the Trustee in the name and at the expense of the Companies and shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

On or prior to 11:00 a.m., New York time, on any Redemption Date, the Companies shall deposit with the Trustee or with a Paying Agent (or, if one of the Companies is acting as Paying Agent for the Companies, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Companies shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Companies at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Companies or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Companies and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Companies shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  If a Security in global form is so surrendered, the Companies shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Depositary for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

SECTION 1108. Redemption for Tax Reasons

The provisions of this Section 1108 shall be applicable to Securities of any series to which Section 1011 is applicable.

The Companies may redeem the Securities in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the Holders of the Securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Companies determine in good faith that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)
any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor is, or on the next Interest Payment Date would be, required to pay Additional Amounts with respect to the Securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a Paying Agent located in another jurisdiction and, in the case of the Guarantors, only if the payment giving rise to such requirement cannot be made by the Companies without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of the applicable Securities (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of issuance of the applicable Securities, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Securities pursuant to the foregoing, the Payor will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202.  Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Companies (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Companies pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited.  The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not fewer than 60 days prior to each sinking fund payment date for any Securities, the Companies will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered.  Not fewer than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Companies in the manner provided in Section 1104.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Companies’ Option to Effect Defeasance or Covenant Defeasance.

The Companies may elect, at their option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article.  Any such election shall be evidenced by a Board Resolution of each of the Companies’ Board of Directors or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302. Defeasance and Discharge.

Upon the Companies’ exercise of their option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Companies and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Companies shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Companies, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Companies’ obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, and, if applicable, Article Fourteen, (3) the rights, powers, trusts, protections, privileges, duties, indemnities, limitations of liability and immunities of the Trustee hereunder and (4) this Article.  Subject to compliance with this Article, the Companies may exercise their option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of their option (if any) to have Section 1303 applied to such Securities.

SECTION 1303. Covenant Defeasance.

Upon the Companies’ exercise of their option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Companies, Parent and the Luxembourg Company shall be released from their respective obligations under Article Eight, Sections 704 and 1006 through 1009, inclusive, and any covenants provided pursuant to Section 301(19), 901(2) or 901(7) and (2) the occurrence of any event specified in Section 501(4) (with respect to any of Article Eight, Section 704 or Sections 1006 through 1009, inclusive, and any such covenants provided pursuant to Section 301(19), 901(2) or 901(7)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Companies and Parent may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or 1303 to any Securities or any series of Securities, as the case may be:

(1)          The Companies shall irrevocably have deposited or caused to be irrevocably deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.  As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)          In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Companies shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Companies have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)          In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Companies shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)          The Companies shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)          No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and 501(6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)          Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7)          Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Companies are a party or by which they are bound.

(8)          Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9)          The Companies shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust, Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including either of the Companies acting as Paying Agent for the Companies) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Companies shall pay, reimburse and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Companies from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Companies have been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Companies make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Companies shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FOURTEEN

CONVERSION AND EXCHANGE OF SECURITIES

SECTION 1401. [Reserved].

ARTICLE FIFTEEN

GUARANTEES

SECTION 1501. Guarantee.

(1)          Unless otherwise specified with respect to a series of Securities, subject to this Article Fifteen, Parent, the Luxembourg Company and, to the extent provided for in any series of Securities under the Indenture, each other Guarantor of such series of Securities will, jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such series of Securities or the obligations of the Companies hereunder or thereunder, that: (A) the principal, premium, if any, and interest on the Security shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Securities, if any, if lawful, and all other obligations of the Companies to the Holders or the Trustee hereunder or under the Securities shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Failing payment by the Companies when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(2)          Each Guarantor, by being named as a Guarantor of any series of Securities, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Companies, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Companies, any right to require a proceeding first against the Companies, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture, or pursuant to Section 1506.

(3)          Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

(4)          If any Holder or the Trustee is required by any court or otherwise to return to the Companies, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Companies or the Guarantors, any amount paid either to the Trustee or such Holder, the Guarantee under this Section 1501, to the extent theretofore discharged, shall be reinstated in full force and effect.

(5)          Each Guarantor of a series of Securities agrees that it shall not be entitled to any right of subrogation in relation to the Holders of such series of Securities in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby with respect to such series of Securities.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (A) the maturity of the obligations guaranteed hereby may be accelerated with respect to a series of Securities as provided in Article Five for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (B) in the event of any declaration of acceleration of such obligations with respect to a series of Securities as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of the applicable series of Securities under the Guarantees.

(6)          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against either of the Companies for liquidation or reorganization, should either of the Companies become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Companies’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities of the applicable series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(7)          In case any provision of any Guarantee with respect to a series of Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(8)          Each payment to be made by a Guarantor in respect of its Guarantee of a series of Securities shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 1502. Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of bankruptcy law in the United States, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors of a series of Securities hereby irrevocably agree that the obligations of each Guarantor of such series of Securities shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor of such series of Securities in respect of the obligations of such other Guarantor of such series of Securities under this Article Fifteen, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor of such series of Securities that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed obligations under this Indenture to a contribution from each other Guarantor of such series of Securities in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors of such series of Securities at the time of such payment determined in accordance with generally accepted accounting principles in the United States.

Notwithstanding anything to the contrary in this Indenture, the Guarantee of the Luxembourg Company shall be subject to the following Luxembourg law limitations:

(1)          The liability of the Luxembourg Company under its Guarantee for any obligations of the Companies or any other Guarantor which are not direct or indirect subsidiaries of the Luxembourg Company shall not exceed, in aggregate, the Maximum Amount.

(2)          For purposes of this Section 1502, the “Maximum Amount” means an amount equal to the greater (without double counting) of: (a) ninety-five percent (95%) of the sum of (i) the Luxembourg Company’s own funds (capitaux propres) (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg act of 19 December 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) and (ii) the Luxembourg Company’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of the Trustee or the Holders under this Indenture (the “Subordinated Debt”), in each case determined on the basis of the then latest available annual accounts of the Luxembourg Company duly established in accordance with applicable accounting rules, as at the date of this Indenture; and (b) ninety-five percent (95%) of the sum of (i) the Own Funds and (ii) the Subordinated Debt, in each case determined on the basis of the then latest available annual accounts of the Luxembourg Company duly established in accordance with applicable accounting rules, as at the date on which the Luxembourg Company’s Guarantee is called.

(3)          Where, for the purpose of the determinations in paragraph 2: (a) no duly established annual accounts are available for the relevant reference period (including, for the avoidance of doubt, a situation where final annual accounts have not been established in due time for the most recently ended financial year); or (b) the relevant annual accounts do not adequately reflect the status of the Subordinated Debt or Own Funds as envisaged above; or (c) the Luxembourg Company has taken corporate or contractual actions resulting in an increase of its Own Funds or its Subordinated Debt since the close of its last financial year, then the Luxembourg Company shall, as soon as reasonably practicable, establish unaudited unconsolidated interim accounts (as of the end of the most recent financial quarter) or annual accounts (as applicable), duly established in accordance with applicable accounting rules, pursuant to which the relevant Own Funds and Subordinated Debt amounts will be determined. The Trustee shall be entitled to rely conclusively on an Officer’s Certificate of the Luxembourg Company attaching such accounts and setting out the resulting Maximum Amount.

(4)          This Luxembourg limitation applies solely to the Luxembourg Company’s personal obligations under its Guarantee and does not limit, affect or reduce: (a) any Guarantees given by the Luxembourg Company in respect of obligations of its direct or indirect subsidiaries; or (b) any rights of the Trustee or the Holders under any asset security (if any) or any recoveries derived from enforcement of any such security.

(5)          For the avoidance of doubt, this Section 1502 (as supplemented by the foregoing Luxembourg limitation) is intended to ensure compliance with mandatory Luxembourg company law principles (including corporate interest/benefit and capital maintenance) and shall be interpreted so that the obligations of the Luxembourg Company under its Guarantee do not exceed the Maximum Amount at any time. The Trustee and the Holders acknowledge and agree that the foregoing limitation is without prejudice to the general limitation in this Section 1502 intended to avoid a fraudulent conveyance or fraudulent transfer under applicable law.

SECTION 1503. Execution and Delivery.

(1)          To evidence its Guarantee of a series of Securities set forth in Section 1501, each of Parent and the Luxembourg Company hereby agrees that this Indenture shall be executed on its behalf by an Officer thereof or person holding an equivalent title, and each other Guarantor hereby agrees that a supplemental indenture to this Indenture with respect to such Guarantee shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(2)          Each of Parent and the Luxembourg Company hereby agrees that its Guarantee set forth in Section 1501, and each other Guarantor shall in such supplemental indenture agree that its Guarantee of the applicable series of Securities set forth in Section 1501, shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities of such series.

(3)          If an Officer whose signature is on this Indenture or a supplemental indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantees of such series of Securities shall be valid nevertheless.

(4)          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee with respect to such Security set forth in this Indenture or supplemental indenture on behalf of the Guarantors of such series of Securities.

SECTION 1504. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Companies in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1501; provided that, if an Event of Default has occurred and is continuing with respect to a series of Securities, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation with respect to such series of Securities until all amounts then due and payable by the Companies under this Indenture with respect to such series of Securities or the Securities of such series shall have been paid in full.

SECTION 1505. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 1506. Release of Guarantees.

Notwithstanding anything in this Article Fifteen to the contrary, concurrently with the payment in full of the principal of, premium, if any, and interest on Securities of a series or upon Defeasance or Covenant Defeasance with respect to Securities of a series, every Guarantor shall be released from and relieved of its obligations under this Article Fifteen with respect to the Securities of such series.  Upon the delivery by the Companies to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Companies in accordance with the provisions of this Indenture and the Securities, the Trustee (at the expense of the Companies) shall execute and deliver any documents reasonably required in order to evidence the release of each Guarantor from its obligations under this Guarantee.  If any of the obligations to pay the principal of, premium, if any, and interest on such Securities and all other obligations of the Companies are revived and reinstated after the termination of this Guarantee, then all of the obligations of each Guarantor under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the principal of, premium, if any, and interest on such Securities are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed (where indicated for certain parties below, as a DEED) as of the day and year first above written.

EXECUTED as a DEED by GENPACT UK FINCO PLC, As an Issuer

By:	/s/ Alastair Thaw
Name: Alastair Thaw
Title: Director

By:	/s/ Thomas Mathews
Name: Thomas Mathews
Title: Director

GENPACT USA, INC., As an Issuer

By:	/s/ Thomas D. Scholtes
Name: Thomas D. Scholtes
Title: President and Secretary

GENPACT LIMITED, As Guarantor

By:	/s/ Thomas D. Scholtes
Name: Thomas D. Scholtes
Title: Senior Vice President and Assistant Secretary

GENPACT LUXEMBOURG S.À R.L., As Guarantor

By:	/s/ Thomas D. Scholtes
Name: Thomas D. Scholtes
Title: Class A Manager

[Signature Page to Genpact UK Finco plc and Genpact USA, Inc. Base Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, As Trustee

By:	/s/ Veronica Ard
Name: Veronica Ard
Title: Assistant Vice President

[Signature Page to Genpact UK Finco plc and Genpact USA, Inc. Base Indenture]